As filed with the Securities and Exchange Commission on May 30, 2000

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                   FORM 8 - K



                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                          DATE OF REPORT - MAY 9, 2000



                        NIAGARA MOHAWK POWER CORPORATION
                        --------------------------------
             (Exact name of registrant as specified in its charter)




State of New York                      1-2987                 15-0265555
(State or other jurisdiction  (Commission File Number)    (I.R.S. Employer
  of incorporation)                                       Identification No.)




300 Erie Boulevard West, Syracuse, N.Y.                          13202
(Address of principal executive offices)                      (Zip Code)




Registrant's telephone number, including area code           315-474-1511

Item 5.  Other Events.
         -------------

On May 9, 2000, Niagara Mohawk Power Corporation entered into an underwriting agreement with Donaldson, Lufkin & Jenrette Securities Corporation, Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc. and Salomon Smith Barney Inc. (the "Underwriters"), related to the offering and sale of $200,000,000 aggregate principal amount of 8-7/8% Senior Notes due 2007 (the "Notes"). The offering and sale of the Notes was consummated on May 12, 2000, with the total proceeds to the Company being $198,296,000. Expenses payable by the Company in connection with the offering of the Notes are estimated at approximately $285,000.

Item 7.  Financial Statements, Pro forma Financial Information and Exhibits.
         -------------------------------------------------------------------

Exhibits

1.1 Underwriting Agreement, dated May 9, 2000, among Niagara Mohawk Power Corporation, a New York corporation, and Donaldson, Lufkin & Jenrette Securities Corporation, Merrill Lynch, Pierce, Fenner & Smith, Incorporated, J. P. Morgan Securities, Inc. and Salomon Smith Barney, Inc. as underwriters.

1.2 Indenture, dated as of May 12, 2000, between Niagara Mohawk Power Corporation, a New York corporation, and The Bank of New York, a New York banking corporation, as Trustee.

1.3 First Supplemental Indenture, dated as of May 12, 2000, between Niagara Mohawk Power Corporation, a New York corporation, and The Bank of New York, a New York banking corporation, as Trustee.

1.4   Global Note.

                                   SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                         NIAGARA MOHAWK POWER CORPORATION


Dated:  May 30, 2000                 By: /s/Steven W. Tasker
                                         --------------------------------
                                         Steven W. Tasker
                                         Vice President-Controller

INDEX TO EXHIBITS

1.1 Underwriting Agreement, dated May 9, 2000, among Niagara Mohawk Power Corporation, a New York corporation, and Donaldson, Lufkin & Jenrette Securities Corporation, Merrill Lynch, Pierce, Fenner & Smith, Incorporated, J. P. Morgan Securities, Inc. and Salomon Smith Barney, Inc. as underwriters.

1.2 Indenture, dated as of May 12, 2000, between Niagara Mohawk Power Corporation, a New York corporation, and The Bank of New York, a New York banking corporation, as Trustee.

1.3 First Supplemental Indenture, dated as of May 12, 2000, between Niagara Mohawk Power Corporation, a New York corporation, and The Bank of New York, a New York banking corporation, as Trustee.

1.4   Global Note.